UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2011

TeamStaff, Inc.
(Exact name of registrant as specified in its charter)

New Jersey	0-18492	22-1899798
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Executive Drive Somerset, NJ	08873
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 352-5304

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 14, 2010, TeamStaff, Inc. (the “Company”) received a staff deficiency letter from The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it is not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”) since it did not timely file its Annual Report on Form 10-K for the fiscal year ended September 30, 2010 with the Securities and Exchange Commission.

Under the Nasdaq Listing Rules, the Company is afforded 60 calendar days, or until March 15, 2011, to submit to Nasdaq a plan to regain compliance with the Listing Rule. If the Nasdaq Stock Market staff accepts the plan, the Nasdaq staff can grant an exception of up to 180 calendar days from the filing’s due date, or until July 12, 2011, for the Company to regain compliance. In the event Nasdaq determines that the Company’s plan is not sufficient to regain compliance, Nasdaq staff will send written notice that the Company’s common stock will be subject to delisting. At that time, the Company may appeal the delisting determination to a Nasdaq hearings panel.

The Company is working diligently on this matter and intends to file its Annual Report on Form 10-K as soon as practicable. The Company issued a press release on January 21, 2011 disclosing its receipt of the letter from Nasdaq described above, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

The following exhibit is attached to this Form 8-K:

Exhibit
(d)	Number	Exhibit Title or Description
	99.1	Press Release

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TeamStaff, Inc.
By:	/s/ Zachary C. Parker
	Name:	Zachary C. Parker
	Title:	President and Chief Executive Officer

Date: January 21, 2011

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release

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